Exhibit 10-2

IMMUNOGEN, INC.

PERFORMANCE-BASED NON-QUALIFIED STOCK OPTION TERMS AND

CONDITIONS

The following supplements the Grant Detail (the “Grant Detail”) to which these Performance-Based Non-Qualified Stock Option Terms and Conditions apply, and together with the Grant Detail, constitutes the “Option Agreement” referenced in the Grant Detail.

This Option Agreement is entered into and made effective as of the grant date referenced in the Grant Detail (the “Date of Grant”) and is between ImmunoGen, Inc., a Massachusetts corporation (the “Company”), and the employee or consultant of the Company (the

“Participant”) referenced in the Grant Detail. Certain capitalized terms, to the extent not defined where they first appear in this Option Agreement, are defined in the Company’s Inducement Equity Incentive Plan (the “Plan”). The Company and the Participant understand and agree that the Option shall be granted in compliance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to the Participant entering into employment with the Company.

1.GRANT OF OPTION.

The Company has granted to the Participant the right and option to purchase all or any part of the aggregate number of shares of the Company’s common stock, $.01 par value per share (the “Shares”), referenced in the Grant Detail, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2.PURCHASE PRICE.

The per share purchase price of the Shares covered by the Option shall be as referenced as the “Grant Price” in the Grant Detail, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares after the date hereof (the “Purchase Price”). Payment shall be made in accordance with Paragraph 10 of the Plan.

3.EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Option Agreement and the Plan, the Option shall become exercisable with respect to the percentage of the Granted Shares indicated below in connection with the achievement of the following performance goals, as follows:

25% of the Granted Shares shall vest upon acceptance of a biologics license application (“BLA”) for mirvetuximab soravtansine (IMGN853) by the U.S. Food and Drug Administration (the “FDA”) based on data from the Company’s SORAYA clinical trial (the “First Performance Goal”); provided that the First Performance Goal shall be deemed not to have been met fi the Company has not completed its submission of such BLA to the FDA on or prior to December 31, 2021. If the First Performance Goal is not met, 25% of the Granted Shares will be forfeited.

●	50% of the Granted Shares shall vest upon receipt of accelerated marketing approval for IMGN853 from the FDA on or prior to December 31, 2022 (the “Second Performance Goal”); provided, however, that if the Third Performance Goal (as defined below) is met before the Second Performance Goal is met, 37.5% of the Granted Shares shall vest when the Second Performance Goal is met. If the Second Performance Goal is not met, 25% of the Granted Shares will be forfeited.
●	25% of the Granted Shares shall vest upon acceptance of a BLA for IMGN853 by the FDA based on data from the Company’s MIRASOL clinical trial (the “Third Performance Goal”); provided, that the Third Performance Goal shall be deemed not to have been met if the Company has not completed its submission of such BLA on or prior to December 31, 2022; and provided, further, that if the Second Performance Goal is met before the Third Performance Goal is met, then 12.5% of the Granted Shares shall vest when the Third Performance Goal is met. If the Third Performance Goal is not met, 12.5% of the Granted Shares will be forfeited if the Second Performance Goal has been met, or (b) 25% of the Granted Shares will be forfeited if the Second Performance Goal has not been met.
●	All remaining Granted Shares not previously vested or forfeited shall vest upon receipt of full marketing approval for IMGN853 from the FDA on or prior to December 31, 2023 (the “Fourth Performance Goal”). If the Fourth Performance Goal is not met, all remaining unvested Granted Shares will be forfeited.

The determination of achievement of the performance goals shall be based on certification of achievement of a performance goal by the Compensation Committee, which certification date shall be deemed to be the vesting date with respect to any of the Granted Shares for all purposes of this Option Agreement.

Anything contained in this Option Agreement to the contrary notwithstanding, if for any reason the Company does not achieve a performance goal set forth above by March 31, 2024 (the “Performance End Date”), then the Option subject hereto shall, on the Performance End Date, automatically terminate and be cancelled with respect to any Granted Shares that have not become vested and exercisable on or prior to such date.

Notwithstanding the foregoing, if a performance goal is achieved prior to the first anniversary of the Date of Grant, then the Granted Shares that would otherwise vest upon achievement of such performance goal shall not vest until the first anniversary of the Date of Grant, and if a Termination Date occurs prior to such one-year anniversary, the Option subject hereto shall terminate and be cancelled as if the performance goal had not been achieved as of the date of the Termination; provided, however, that if such Termination Date occurs due to the Participant’s death or Disability (as defined in the Plan), or there occurs a Change of Control (as defined in the Plan) prior to the first anniversary of the Date of Grant and prior to a Termination, the Option shall vest with respect to the Granted Shares subject to such achieved performance goal, as of the Termination Date or immediately prior to the Change of Control transaction.

Notwithstanding the foregoing, in the event a Corporate Transaction (as defined in the Plan) where the outstanding options are terminated or cashed out in accordance with Paragraph

25(b) of the Plan, this Option shall become fully vested and immediately exercisable for purposes of Paragraph 25(b) of the Plan unless this Option has otherwise expired or been terminated pursuant to this Agreement of the terms of the Plan.

The foregoing rights are cumulative and are subject to the other terms and conditions of this Option Agreement and the Plan.

4.TERM OF OPTION.

The Option shall terminate ten years from the Date of Grant, but shall be subject to earlier termination as provided herein or in the Plan.

If the Participant ceases to be an Employee or director of, or consultant to, the Company or of an Affiliate for any reason other than the death or Disability of the Participant or termination of the Participant for Cause (as defined in the Plan)) (the “Termination Date”), the Option, to the extent then vested and exercisable pursuant to Section 3 hereof as of the Termination Date, and not previously terminated, may be exercised within three months (or one year in the case of Retirement (as defined below)) after the Termination Date, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter except as set forth below. In such event, the unvested portion of the Option shall not be exercisable and shall expire and be cancelled on the Termination Date. “Retirement” means cessation of service as aforesaid on or after age 60 and with at least 5 years of service.

Notwithstanding the foregoing, in the event of the Participant’s Disability or death within three months after the Termination Date, the Participant or the Participant’s Survivors may exercise the Option within one year after the Termination Date, but in no event after the date of expiration of the term of the Option.

In the event the Participant’s service is terminated by the Company or an Affiliate for Cause (as defined in the Plan), the Participant’s right to exercise any unexercised portion of this Option shall cease immediately as of the time the Participant is notified his or her service is terminated for Cause, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.

In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one year after the Participant’s termination by reason of Disability or, if earlier, within the term originally prescribed by the Option. In such event, the Option shall be exercisable to the extent that the Option has become exercisable but has not been exercised as of the date of Disability.

In the event of the death of the Participant while an Employee or director of, or consultant to, the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one year after the date of death of the Participant or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable to the extent that the Option has become exercisable but has not been exercised as of the date of death.

5.METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Option Agreement, the Option may be exercised by notice to the Company or its designee stating the number of Shares with respect to which the Option is being exercised and shall be delivered in such form as may be designated from time to time by the Company. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 10 of the Plan. The Company shall deliver such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7.NON-ASSIGNABILITY.

The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. However, the Participant, with the approval of the Administrator, may transfer the Option for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. Except as provided in the previous sentence, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void. The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Participant.)

8.NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a shareholder with respect to Shares subject to this Option Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9.ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10.TAXES.

The Participant acknowledges that upon exercise of the Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Option Agreement. The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility.

The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

11.PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12.RESTRICTIONS ON TRANSFER OF SHARES.

12.1 The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 90 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

12.2 The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

13.NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by the Plan or this Option obligated to continue the Participant as an Employee or director of, or consultant to, the Company or an Affiliate. The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14.NOTICES.

Any notices to the Company required or permitted by the terms of this Option Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

ImmunoGen, Inc.
Attn: Finance

830 Winter Street
Waltham, MA 02451

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15.GOVERNING LAW.

This Option Agreement shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

16.BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Option Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17.ENTIRE AGREEMENT.

This Option Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Option Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Option Agreement, provided, however, in any event, this Option Agreement shall be subject to and governed by the Plan.

18.MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Option Agreement may be modified or amended as provided in the Plan.

19.WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Option Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Option Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20.DATA PRIVACY.

By accepting the Option, the Employee acknowledges that the processing of certain personal data by the Company and each Affiliate (and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services) is necessary for the performance of contractual duties to the Employee under the Option in order to facilitate the grant of the Option and the issuance of Shares and the administration of the Plan. Any storage, transfer or processing of personal data shall be in accordance with applicable law and, where required, in accordance with any Company Privacy Notice made available to the Employee.